Exhibit 10dd-5

                       FIFTH AMENDMENT
                             TO
              AMERITECH MID-CAREER PENSION PLAN
             (As Amended and Restated Effective
                   as of January 1, 1989)

     RESOLVED, that the Ameritech Mid-Career Pension Plan
(As Amended and Restated Effective as of January 1, 1989)
(the "Plan"), is hereby amended by adding the following as Supplement A to the Plan, effective as of the date or dates indicated therein:

                        "SUPPLEMENT A
                             TO
              AMERITECH MID-CAREER PENSION PLAN

     Anything in the Plan to the contrary notwithstanding
(A) any Eligible Employee (as that term is defined in Supplement G of the Pension Plan) who terminates employment between September 24, 1991 and December 30, 1991, who is eligible for a deferred vested pension under Paragraph l(b) of Section 4 of the Pension Plan and who elects under Paragraph 8 of Section 4 of the Plan to receive a lump sum payment of any benefits to which he would otherwise be entitled under the Plan, or (B) any Eligible Employee (as that term is defined in Supplement G of the Pension Plan) who retires between December 15, 1991 and December 30, 1991, who is eligible for a service pension under Paragraph l(a) of Section 4 of the Pension Plan and who elects under Paragraph 8 of Section 4 of the Plan to receive a lump sum payment of any benefits to which he would otherwise be entitled under the Plan, shall be entitled to make such election in writing under Paragraph 8 of Section 4 of the Plan no later than December 10, 1991, in lieu of the election date or dates otherwise specified with respect to such Eligible Employee in Paragraph 8 of Section 4 of the Plan."